CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 107 to the registration statement on Form N-1A (File No. 2-13644) ("Registration Statement") of our report dated December 5, 2003, relating to the financial statements and financial highlights appearing in the October 31, 2003, Annual Report of The Putnam Fund for Growth and Income, which are also incorporated by reference in the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Auditors and Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
March 1, 2004